Exhibit 99.(h)(3)(d)

AMENDMENT TO

TRANSFER AGENCY SERVICES AGREEMENT

Amendment, effective March 10, 2026 to that certain Transfer Agency Services Agreement dated March 27, 2015, as amended (the “Agreement”) by and between HC Capital Trust (the “Client”), a Delaware statutory trust, and FIS Investor Services LLC (“Service Provider”). Capitalized terms used herein shall have the meaning set forth in the Agreement.

WHEREAS, pursuant to the Agreement, the Service Provider performs certain transfer agency services for the Client; and

WHEREAS, the Parties wish to amend Schedule 5 to the Agreement pursuant to this Amendment to account for the removal of certain Series from the portfolio of the Client.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendment to Schedule 5 – List of Funds.

Schedule 5 to the Agreement is hereby deleted in its entirety and replaced with the Schedule 5 attached to the end of this Amendment.

2.	The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Transfer Agency Services Agreement as of the date set forth above.

HC CAPITAL TRUST		FIS INVESTOR SERVICES LLC

By:	/s/ Colette Bergman	By:	/s/ Peggy Poche
	Name: Colette Bergman		Name: Peggy Poche
	Title: VP and Treasurer		Title: Accounting Manager

SCHEDULE 5

TO THE TRANSFER AGENCY SERVICES AGREEMENT BETWEEN

THE TRUST AND FIS INVESTOR SERVICES LLC

List of Funds

As of March 10, 2026

1.	The U.S. Equity Portfolio (formerly, The Growth Equity Portfolio)

2.	The Institutional U.S. Equity Portfolio (formerly, The Institutional Growth Equity Portfolio)

3.	The ESG Growth Portfolio

4.	The Catholic SRI Growth Portfolio

5.	The International Equity Portfolio

6.	The Institutional International Equity Portfolio

7.	The Emerging Markets Portfolio

8.	The Core Fixed Income Portfolio

9.	The Corporate Opportunities Portfolio (formerly, The Fixed Income Opportunity Portfolio)

10.	The Short-Term Municipal Bond Portfolio

11.	The Intermediate Term Municipal Bond Portfolio

Effective March 27, 2015

Amended December 15, 2015 – Add The ESG Growth Portfolio and The Catholic SRI Growth Portfolio

Amended March 10. 2026 – Removed The Value Equity Portfolio, The Institutional Value Equity Portfolio, The Small Capitalization – Mid Capitalization Equity Portfolio, The Institutional Small Capitalization – Mid Capitalization Equity Portfolio, The Real Estate Securities Portfolio, The Commodity Returns Strategy portfolio, The U.S. Government Fixed Income Securities Portfolio, The Inflation Protected Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio, The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio and The Intermediate Term Municipal Bond II Portfolio

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